UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 6, 2010

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2300 Carillon Point Kirkland, Washington	98033
(Address of Principal Executive Offices)	(Zip Code)

(425) 278-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairment.

The recorded value of the Company’s cost method investment in DBSD North America, Inc. of $23.7 million may be materially impaired as a result of an order issued by the Second Circuit Court of Appeals on December 6, 2010. The court determined that DBSD’s Plan of Reorganization, as approved by the U.S. Bankruptcy Court in October of 2009, and affirmed by the U. S. District Court for the Southern District of New York in March of 2010, violated the absolute priority rule. The Second Circuit remanded the case to the District Court with instructions to remand to the Bankruptcy Court for further proceedings. The Second Circuit stated that its opinion will follow in due course. Until the opinion is issued and further proceedings transpire, we cannot estimate the amount of the impairment, if any, or the amount of any future required cash expenditures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Registrant)

	By:	/s/ Timothy M. Dozois
December 9, 2010		Timothy M. Dozois General Counsel and Acting Secretary